EXHIBIT 21

                             PUBLIX SUPER MARKETS, INC.

                            Subsidiaries of the Registrant




Publix Alabama, LLC (filed in Alabama)

PublixDirect, LLC (filed in Florida)

Publix Asset Management Company (filed in Florida)